UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021 (April 6, 2021)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13850 Manchester Rd., Ballwin, MO	63011
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on October 26, 2020 by 1847 Goedeker Inc. (the “Company”), on October 20, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Appliances Connection Inc., a newly formed wholly owned subsidiary of the Company (the “Buyer”), 1 Stop Electronics Center, Inc. (“1 Stop”), Gold Coast Appliances, Inc. (“Gold Coast”), Superior Deals Inc. (“Superior Deals”), Joe’s Appliances LLC (“Joe’s Appliances”), YF Logistics LLC (“YF Logistics,” and collectively with 1 Stop, Gold Coast, Superior Deals, and Joe’s Appliances, the “Target Companies”) and the sellers set forth on Exhibit A thereto (the “Sellers”), pursuant to which the Buyer agreed to acquire all of the issued and outstanding capital stock or other equity securities of the Target Companies from the Sellers for an aggregate purchase price of $210,000,000, subject to adjustment, consisting of (i) $168,000,000 in cash, (ii) 1,222,239 shares of the Company’s common stock and 1,111,094 shares of the Company’s series A preferred stock, collectively having a stated value that is equal to $21,000,000 (the “Fixed Stock Consideration”), and (iii) a number of shares of the Company’s series A-1 preferred stock that is equal to (A) $21,000,000 divided by (B) the average of the closing price of the company’s common stock (as reported on the NYSE American) for the 20 trading days immediately preceding the 3rd trading day prior to the closing date of the transaction (the “Variable Stock Consideration,” and together with the Fixed Share Consideration, the “Stock Consideration”).

As previously reported on December 14, 2020 by the Company, on December 8, 2020, the Company, the Buyer, the Target Companies and the Sellers entered into Amendment No. 1 to the Purchase Agreement (“Amendment No.1”), pursuant to which (i) the cash portion of the purchase price was increased from $168,000,000 to $180,000,000, (ii) the Outside Date (as defined in the Purchase Agreement) by which the closing of the Purchase Agreement must be completed was changed from the ninetieth (90th) day following the date of the Purchase Agreement to May 31, 2021, and (iii) the parties amended the Purchase Agreement to provide that if the Company obtains the requisite stockholder approval of the transactions contemplated by the Purchase Agreement prior to the closing, such that it may issue the entire amount of the Stock Consideration in common stock, in compliance with NYSE American regulations, then at the closing the Buyer will satisfy the Stock Consideration by issuing the same number of shares of common stock in lieu of series A preferred stock and series A-1 preferred stock. As consideration for the extension of the Outside Date described above, the Buyer agreed to pay an additional deposit of $75,000 (for a total deposit of $175,000, including the original deposit of $100,000) upon execution of Amendment No. 1, which will be deducted from the cash portion of the purchase price at closing.

On April 6, 2021, the Company, the Buyer, the Target Companies and the Sellers entered into Amendment No. 2 to the Purchase Agreement (“Amendment No. 2”), pursuant to which (i) the Outside Date (as defined in the Purchase Agreement and as amended by Amendment No. 1) by which the closing of the Purchase Agreement must be completed was changed from May 31, 2021 to June 30, 2021, (ii) the definition of Net Working Capital (as defined in the Purchase Agreement) was revised to clarify that the accrued liabilities for potential sales tax (which amount as of December 31, 2020 was $12,568,110) will not be included in such calculation, and (iii) the condition to closing the transaction contemplated by the Purchase Agreement that Buyer shall have received an executed copy of a lease for the Gold Coast location was deleted, because such lease has since been terminated.

The foregoing description of the Purchase Agreement, Amendment No. 1 and Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of those agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated October 20, 2020, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K filed on March 29, 2021)
10.2	Amendment No. 1 to Securities Purchase Agreement, dated December 8, 2020, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K filed on March 29, 2021)
10.3	Amendment No. 2 to Securities Purchase Agreement, dated April 6, 2021, among 1847 Goedeker Inc., Appliances Connection Inc., 1 Stop Electronics Center, Inc., Gold Coast Appliances Inc., Superior Deals Inc., Joe’s Appliances LLC, YF Logistics LLC, and the other parties signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2021	1847 GOEDEKER INC.

/s/ Douglas T. Moore
	Name:	Douglas T. Moore
	Title:	Chief Executive Officer

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